Exhibit 10.23

MARKETING AND CONSULTING AGREEMENT

THIS AGREEMENT ("Marketing and Consulting Agreement"), dated as of the 15th day of November, 2009, is made and entered into by and between FUJIAN J1NJIANG CHENDAI ANSHENG SHOES & CLOTHING CO., LTD., a PRC company CANSHENG"). and BONUS CAPITAL (HONG KONG) COMPANY LIMITED, a B VI company ("BC").

BACKGROUND

A.      ANSHENG is engaged in manufacturing and sales of sports shoes and BC provides marketing consulting services.

B.      ANSHENG and BC are desirous of entering into a marketing and consulting agreement reflecting the rights and obligations of the parties with respect to the marketing of the sports shoes manufactured and sold by ANSHENGS.

NOW, THEREFORE, for and in consideration of these premises and of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

1.           Duties and Responsibilities of BC.

a.     BC shall provide consulting services to ANSHENG with respect to the marketing of the sports shoe products of ANSHENG.  In connection therewith, BC agrees to devote its best efforts to the business of ANSHENG during the term of this Agreement.

b.    BCs consulting duties hereunder shall be rendered in BCs capacity as an independent contractor, and BC shall not be considered an agent, employee, partner, or joint venturer of ANSHENG or any of its subsidiaries or affiliates.

2.           Compensation to BC.

It is anticipated that ANSHENG will go public overseas, BC is entitled to the consulting fee ("Consulting Fee") as follows:

a. 5% of equity, immediately when ANSHENG has successfully completed an reverse merger with a US shell company and finished a financing (^Financing'') through a PIPE;

b. A 4% warrant, with exercise price of 120% unit price of securities offered in the Financing, exercisable for a period of 3 years.

c. BC shall be responsible for the payment of all taxes of any kind whatsoever .arising as a result of the payment of the Consulting Fee to BC hereunder.

3.           Term; Termination.

a.           This Agreement shall continue in effect for a term of 18 months from the date hereof.

4.           Covenant Not To Compete; Proprietary Information; Confidentiality.

a.           Both parties mutually agree that they will not disclose any information received from the other party in connection with this Agreement, including without limitation those related to, or generated as a result of the Services contemplated herein (collectively "Confidential Information") to any third party except with the written permission of the other part)' or as such disclosure may be required by law.

b.           During the term of this Agreement, ANSHENG shall not enter into any agreement similar to this Agreement which is competitive with this Agreement.

5.           Miscellaneous.

a. Entire Agreement. Each party hereby covenants that this Agreement is intended to and does contain and embody herein all of the understandings and agreements, both written or oral of the parties hereby with respect to the subject matter of this Agreement, and that there exists no oral agreement or understanding or expressed or implied liability, whereby the absolute, final and unconditional character and nature of this Agreement shall be in any way invalidated, empowered or affected.   There are no representations, warranties or covenants other than those set forth herein.

b. Assignment.  This Agreement shall not be assignable by either party without the prior consent of the other part.

c. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of PRC.

d. Notices. Notices provided under this Agreement shall be provided in writing and delivered by hand, by facsimile transmission, e-mail or by overnight courier. Notices shall be deemed received upon personal receipt if personally delivered, upon completion of facsimile transmission with electronic evidence of receipt, or upon delivery with evidence of delivery.

To ANSHENG:	Chendai Andou Industry Park
Jinjiang, Quanzhou, Fujian. China
Attention: Ding Jinbiao
Chairman of the Board

To BC:	9/F, Allied Kajima Building,
138 Gloucester Road,
Wan Chai, Hong Kong
Attention: Zhang Huiri
Managing Director

e. Partial Invalidity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have either individually or by their duly authorized officers executed and delivered these presents in duplicate effective the day and year first above written.

FUJIAN JINJIANG CHENDAI ANSHENG SHOES & CLOTHING CO., LTD.

/s/ Jinbiao Ding___________________________
Chairman of the Board

BONUS CAPITAL (HONG KONG) COMPANY LIMITED

_______________________________________
Chairman of the Board